    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1997


                                                      REGISTRATION NO. 333-28517
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 4

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                        CAPSTONE PHARMACY SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                        37-0903482                       11-2310352
(State or Other Jurisdiction of    (Primary Standard Industrial     (IRS Employer Identification
 Incorporation or Organization)    Classification Code Number)                Number)

                   9901 EAST VALLEY RANCH PARKWAY, SUITE 3001
                              IRVING, TEXAS 75063
                                 (972) 401-1541
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------
                                JAMES D. SHELTON
        EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                        CAPSTONE PHARMACY SERVICES, INC.
                   9901 EAST VALLEY RANCH PARKWAY, SUITE 3001
                              IRVING, TEXAS 75063
                                 (972) 401-1541
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   COPIES TO:

                  MARK MANNER                                  H. WATT GREGORY, III
   HARWELL HOWARD HYNE GABBERT & MANNER, P.C.         GIROIR, GREGORY, HOLMES & HOOVER, PLC
           1800 FIRST AMERICAN CENTER                               SUITE 1900
              315 DEADERICK STREET                              111 CENTER STREET
           NASHVILLE, TENNESSEE 37238                      LITTLE ROCK, ARKANSAS 72201
                 (615) 256-0500                                   (501) 372-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger (the "Merger") of Beverly Enterprises, Inc. ("Beverly") with and into the Registrant pursuant to the Merger Agreement (as defined herein) have been satisfied or are waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL applies to Capstone, and the relevant portion of the DGCL provides as follows:

     145. Indemnification of Officers, Directors, Employees and Agents; Insurance. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     The Capstone Certificate of Incorporation limits the liability of directors (in their capacity as directors, but not in their capacity as officers) to Capstone or its stockholders to the fullest extent permitted by the DGCL, as amended. Specifically, no director of Capstone will be personally liable to Capstone or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except as provided in Section 102 of the DGCL for liability: (i) for any breach of the director's duty of loyalty to Capstone or its stockholders; (ii) for acts or omissions not in good faith and which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Capstone Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such action, if successful, might otherwise have benefitted Capstone and its stockholders.

     Under the Capstone Certificate of Incorporation and in accordance with
Section 145 of the DGCL, Capstone will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of Capstone) by reason of the fact that such person was or is a director or officer of Capstone, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Capstone, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such acts were unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to Capstone, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper. Capstone will indemnify, pursuant to the standard enumerated in Section 145 of the DGCL, any past or present officer or director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed derivative action by or in the right of Capstone.

     The Capstone Certificate of Incorporation of Capstone provides that Capstone may pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of their final disposition, provided that, if the DGCL so requires, such indemnified person agrees to reimburse Capstone if it is ultimately determined that such person is not entitled to indemnification. The Capstone Certificate of Incorporation also allows Capstone, in its sole discretion, to indemnify any person who is or was one of its employees and agents to the same degree as the foregoing indemnification of directors and officers. To the extent that a director, officer, employee or agent of Capstone has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition, Capstone may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Capstone or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not Capstone would have the power or obligation to indemnify such person against such liability under the provisions of the DGCL. Capstone maintains insurance for the benefit of Capstone's officers and directors insuring such persons against certain liabilities, including civil liabilities under the securities laws. Additionally, Capstone has entered into indemnification agreements with each of the Directors of Capstone, which, among other things, provides that Capstone will indemnify such Directors to the fullest extent permitted by the Capstone Certificate of Incorporation and the DGCL and will advance expenses of defending claims against such Directors.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Reference is made to the exhibit index immediately following the signature page to the Registration Statement.

     (b) The Schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

     (c) The following opinions are included in the Joint Proxy
Statement/Prospective as indicated:

Opinion of Merrill Lynch, Pierce, Fenner & Smith, Inc.......  Annex D
Opinion of Stephens Inc.....................................  Annex E
Opinion of Adirondack Capital Advisors, LLC.................  Annex F

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          4. That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

     (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          6. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          7. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became Effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on the 17th day of October, 1997.


                                          CAPSTONE PHARMACY SERVICES, INC.

                                          By:     /s/ JAMES D. SHELTON
                                            ------------------------------------
                                                      James D. Shelton
                                              Executive Vice President, Chief
                                               Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates indicated by the following persons in the capacities indicated.


                      SIGNATURE                                     TITLE                      DATE
                      ---------                                     -----                      ----

                /s/ JAMES D. SHELTON                     Executive Vice President,        October 17, 1997
-----------------------------------------------------      Chief Financial Officer
                  James D. Shelton                         and Secretary (Chief
                                                           Accounting Officer)

                          *                              Chairman                         October 17, 1997
-----------------------------------------------------
                   Allan C. Silber

                          *                              Vice Chairman                    October 17, 1997
-----------------------------------------------------
                  Morris A. Perlis

                          *                              Director                         October 17, 1997
-----------------------------------------------------
                 Joseph Furlong, III

                          *                              Director                         October 17, 1997
-----------------------------------------------------
                    John Haronian

                          *                              Director                         October 17, 1997
-----------------------------------------------------
                  Albert Reichmann

                          *                              Director                         October 17, 1997
-----------------------------------------------------
                   Edward Sonshine

                          *                              Director                         October 17, 1997
-----------------------------------------------------
                  Dr. Gail Wilensky

                          *                              Director                         October 17, 1997
-----------------------------------------------------
                  John E. Zuccotti

               * /s/ JAMES D. SHELTON
----------------------------------------------------
                 As attorney-in-fact

                               INDEX OF EXHIBITS

  EXHIBIT
   NUMBER                            DESCRIPTION
  -------                            -----------
   2.1       -- Agreement and Plan of Merger between Beverly and
                Capstone, dated April 15, 1997 (incorporated by reference
                to Annex B to the Joint Proxy Statement/Prospectus).
   2.2       -- Asset Purchase Agreement among Integrated Health
                Services, Inc. ("IHS"), Symphony Pharmacy Services, Inc.,
                various of its subsidiaries ("Symphony") and Capstone,
                dated June 20, 1996 (incorporated by reference to Exhibit
                2 to Capstone's Current Report on Form 8-K dated July 18,
                1996).
   2.3       -- Amendments No. 1 to the Asset Purchase Agreement by and
                between IHS, Symphony and Capstone, dated July 30, 1996.
                (incorporated by reference to Exhibit 2.3 to Capstone's
                Annual Report on Form 10-K for fiscal year ended December
                31, 1996).
   2.4       -- Agreement and Plan of Merger dated January 3, 1997, by
                and among Clinical Care-SNF, Inc., Ron Belville, Capstone
                and Institutional Pharmacy Services, Inc. ("IPS")
                (incorporated by reference to Exhibit 2.1 to Capstone's
                Current Report on Form 8-K dated January 31, 1997).
   2.5       -- Agreement and Plan of Merger dated January 3, 1997, by
                and among Portaro Pharmacies, Inc., Denis Portaro, Sandra
                Portaro, Denis A. and Sandra Lou Portaro Revocable Trust
                of 1992, Capstone and IPS (incorporated by reference to
                Exhibit 2.2 to Form 8-K dated January 31, 1997).
   2.6       -- Asset Purchase Agreement by and between Pharmacare, Inc.
                and IPS, dated March 24, 1997 (incorporated by reference
                to Exhibit 2.9 to Capstone's Annual Report on Form 10-K
                for fiscal year ended December 31, 1996).
   4.1       -- Form of Series B Warrant Certificate (incorporated by
                reference to Exhibit 4.1 to Capstone's Registrant's
                Registration Statement on Form S-3 (Reg. No. 333-03643)).
   4.2       -- Form of Series B Warrant Agreement, dated as of August 7,
                1996, between Capstone and First Union National Bank of
                North Carolina (incorporated by reference to Exhibit 4.2
                to Capstone's Registration Statement on Form S-3 (Reg.
                No. 33-03643)).
   4.4       -- Form of Warrant ($4.50) for Purchase of Common Stock
                (incorporated by reference to Exhibit 4.5 to Capstone's
                Annual Report on Form 10-K for fiscal year ended February
                29, 1995).
   4.5       -- Form of Warrant ($5.50) for Purchase of Common Stock
                (incorporated by reference to Exhibit 4.6 to Capstone's
                Annual Report on Form 10-K for fiscal year ended February
                29, 1995).
   4.6       -- Stock Purchase Agreement, dated December 16, 1994,
                between Capstone and Counsel Corporation (incorporated by
                reference to Exhibit 4.7 to Capstone's Annual Report on
                Form 10-K for fiscal year ended February 29, 1995).
   4.7       -- Warrant to Purchase Shares of Common Stock, dated
                December 16, 1994, for the purchase of 800,000 shares
                (incorporated by reference to Exhibit 4.8 to Capstone's
                Annual Report on Form 10-K for fiscal year ended February
                29, 1995).
   4.8       -- Warrant to Purchase Shares of Common Stock, dated
                December 16, 1994, for the purchase of 1,000,000 shares
                (incorporated by reference to Exhibit 4.9 to Capstone's
                Annual Report on Form 10-K for fiscal year ended February
                29, 1995).
   4.9       -- Warrant to purchase shares of Common Stock dated January
                1, 1996, for the purchase of 75,000 shares. (incorporated
                by reference to Exhibit 4.9 to Capstone's Annual Report
                on Form 10-K for the fiscal year ended December 31, 1996)
   4.10      -- Warrant to purchase shares of Common Stock dated December
                20, 1995 for the purchase of 15,000 shares. (incorporated
                by reference to Exhibit 4.10 to Capstone's Annual Report
                on Form 10-K for the fiscal year ended December 31, 1996)

   4.11       -- Form of ACA Investors Warrant ($12.00) for purchase of Common Stock (incorporated by reference to
                 Exhibit 4.11 to Capstone's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).
   4.13       -- Form of Certificate of Amendment to Certificate of Incorporation of Capstone (incorporated by reference to Annex G to the Joint Proxy Statement/Prospectus).
   5.1*       -- Opinion of Harwell Howard Hyne Gabbert & Manner P.C.
   8.1        -- Internal Revenue Service Private Letter Ruling dated September 19, 1997.
   8.2        -- Opinion of Caplin & Drysdale, Chartered as to certain tax matters.
  23.1*       -- Consent of Arthur Andersen LLP.
  23.2**      -- Consent of Ernst & Young LLP.
  23.3*       -- Consent of Roth and Company
  23.4*       -- Consent of Blackman Kallick Bartelstein, LLP
  23.5*       -- Consent of KPMG Peat Marwick LLP
  23.6**      -- Consent of Stephens Inc.
  23.7**      -- Consent of Merrill Lynch, Pierce, Fenner & Smith, Inc.
  23.8*       -- Consent of Adirondack Capital Advisors, LLC
  23.9*       -- Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (contained in Exhibit 5.1).
  23.10*      -- Consent of Caplin & Drysdale, Chartered.
  24*         -- Power of Attorney (included on signature page).


---------------

 * Previously filed


** Filed herewith.